UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
August 31, 2009 (August 28, 2009)
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32369 (Commission File Number)	98-0204105 (I.R.S. Employer Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office)
(Registrant’s telephone number, including area code): (303) 483-0044

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On August 28, 2009, Gasco Energy, Inc. (the “Company”) and certain of its subsidiaries as guarantors, the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, entered into the Fifth Amendment to Credit Agreement (the “Fifth Amendment”), amending that certain Credit Agreement, dated as of March 29, 2006 (as amended by the First, Second, Third and Fourth Amendments thereto, and as further amended by this Fifth Amendment, the “Credit Agreement”). Pursuant to the Fifth Amendment, the Credit Agreement was amended, among other things, to increase the interest rate pricing grid by 25 b.p. for Eurodollar based loans and for ABR priced loans with respect to any periods in which the Company has utilized at least 90% of the borrowing base. Interest on borrowings under the Credit Agreement accrues at variable interest rates at either a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 2.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 3.50% (for periods in which the Company has utilized at least 90% of the borrowing base). The alternate base rate is equal to the sum of (i) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% and (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1.00% and (ii) an applicable margin that varies from 1.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 2.50% (for periods in which the Company has utilized at least 90% of the borrowing base). The Company elects the basis of the interest rate at the time of each borrowing under the Credit Agreement. However, under certain circumstances, the Lenders may require the Company to use the non-elected basis in the event that the elected basis does not adequately and fairly reflect the cost of making such loans.
     The Fifth Amendment also delayed the special redetermination of the Company’s borrowing base previously scheduled to occur on or about August 31, 2009, to on or about September 30, 2009. Should there be a borrowing base deficiency after the special redetermination, the Company will have 30 days to eliminate such deficiency. The scheduled special redetermination is in addition to the regular redeterminations and special redeterminations available at the request of the Company or the Lenders.
     The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits:
10.1	Fifth Amendment to the Credit Agreement, dated as of August 28, 2009, by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: August 31, 2009	By:	/s/ W. King Grant
		Name:	W. King Grant
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10.1	Fifth Amendment to the Credit Agreement, dated as of August 28, 2009, by and among by and among Gasco Energy, Inc., as Borrower, certain subsidiaries of Gasco Energy, Inc., as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.